UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangement of Certain Officers. In connection with the appointments of Mr. Norman L. Miller as Chief Executive Officer and President of the Company, Mr. Lee A. Wright as Executive Vice President and Chief Financial Officer, Mr. C.R. Gaines as Executive Vice President and Chief Operating Officer, Retail, and Mr. Brian A. Daly, Vice President and Chief Human Resources Officer, the Board of Directors (“Board”) had previously approved each officer’s compensation package, which included, inter alia, an Annual Base Salary and Annual Cash Incentive.
On September 28, 2017, the Compensation Committee of the Board of Directors approved increases as set forth below, with the Annual Base Salary increases to be effective October 1, 2017, and the Annual Cash Incentive increases effective starting in fiscal year 2019 (February 1, 2018):

Mr. Miller:

1.	Annual Base Salary: An increase from $875,000 to $925,000; and

2.	Annual Cash Incentive Plan: Target cash bonus opportunity increase from 100% to 150% of Base Salary with a maximum cash bonus opportunity equal to 300% of Base Salary.

Mr. Wright:

1.	Annual Base Salary: An increase from $480,000 to $550,000; and

2.	Annual Cash Incentive Plan: Target cash bonus opportunity increase from 60% to 100% of Base Salary with a maximum cash bonus opportunity equal to 200% of Base Salary.

Mr. Gaines:

1.	Annual Cash Incentive Plan: Target cash bonus opportunity increase from 60% to 75% of Base Salary with a maximum cash bonus opportunity equal to 150% of Base Salary.

Mr. Daly:

1.	Annual Base Salary: An increase from $300,000 to $320,000; and

2.	Annual Cash Incentive Plan: Target cash bonus opportunity increase from 50% to 75% of Base Salary with a maximum cash bonus opportunity equal to 150% of Base Salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	September 29, 2017	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel and Secretary